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                                                                    EXHIBIT 10.2

                            EQUITY RIGHTS CERTIFICATE

                  REPRESENTING THE RIGHT TO RECEIVE SECURITIES
                              OF LENDINGTREE, INC.
                               AS SET FORTH HEREIN


THE SECURITIES REPRESENTED BY THIS EQUITY RIGHTS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY APPLICABLE STATE LAW, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR (B) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.




Date of Issuance:  September 29, 2000


         LendingTree, Inc., a Delaware corporation (the "COMPANY"), for value received, hereby certifies that ______________________ [INVESTOR] and its registered assigns (the "REGISTERED HOLDER"), is entitled, subject to the terms set forth below, to acquire from the Company, at any time from and following the date hereof to and including the fifth business day following June 30, 2001 (the "EXERCISE PERIOD"), the Securities (as hereinafter defined). This Equity Rights Certificate is being issued pursuant to the Securities Purchase Agreement, dated as of September 29, 2000 between the Company and the Registered Holder (the "PURCHASE AGREEMENT").

         1. DEFINITIONS.

                  "GOING PRIVATE TRANSACTION" means a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended.

                  "JUNE 30, 2001 VALUE" means (i) if the Common Stock (as hereinafter defined) is then traded on any national securities exchange or any automated quotation system, the average closing price rounded to three (3) decimal places of the Common Stock for the five (5) trading days immediately preceding June 30, 2001 or (ii) if the Common Stock is not then traded on any national securities exchange or any automated quotation system, the per share fair market value of the Common Stock as agreed to by the Company and the Registered Holder or, if such parties cannot agree, the per share fair market value of the Common Stock as determined by an independent third party valuation firm mutually acceptable to the parties.


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                  "SALE TRANSACTION" means (a) any consolidation, reorganization or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the Company does not survive, the Common Stock is modified or converted into any other security or the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the voting power of the surviving entity or the entity that controls such surviving entity immediately after such consolidation, merger or reorganization, (b) any transaction or series of related transactions in which in excess of fifty percent (50%) of the voting power of the surviving entity or the entity that controls such surviving entity is transferred, or (c) any sale or other transfer of substantially all of the assets of the Company.

                  "SECURITIES" means, at the sole election of the Registered Holder, either:

                  (i) (a) ________ fully paid and nonassessable shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), or any other equity securities that may be issued in addition thereto or in substitution therefor as provided herein, and (b) a warrant in the form attached hereto as Exhibit 1, initially exercisable for _______ shares of Common Stock (the "WARRANT"), with an exercise price of $7.975 per share, or

                  (ii) (a) if a Subsequent Financing (as hereinafter defined) occurs during the term hereof but prior to the occurrence of any other Subsequent Event (as hereinafter defined), subject to the final paragraph of this definition of "Securities", the type of securities issued to the investor(s) in such Subsequent Financing (with the number and amount of such securities issuable upon exercise of this Equity Rights Certificate bearing the same ratio to $__________ [SUCH INVESTOR'S APPLICABLE PORTION OF THE $10 MILLION PURCHASE PRICE] (the "Purchase Price") as the number and amount of such securities issued to the investor(s) in the Subsequent Financing bears to the total purchase price for such securities paid by such investor(s) in such Subsequent Financing), (b) if a Sale Transaction occurs during the Exercise Period but prior to the occurrence of any other Subsequent Event, subject to the final paragraph of this definition of "Securities", (x) the number of shares of Common Stock equal to the quotient of the Purchase Price divided by 75% of the per share price for the Common Stock in such Sale Transaction and (y) the Warrant, with an Exercise Price equal to 75% of the per share price for the Common Stock in the Sale Transaction, (c) if a Going Private Transaction occurs during the Exercise Period but prior to the occurrence of any other Subsequent Event, subject to the final paragraph of this definition of "Securities", (x) the number of shares of Common Stock equal to the quotient of the Purchase Price divided by 75% of the lowest per share price paid to the public holders of Common Stock in the Going Private Transaction and (y) the Warrant, with an exercise price per share equal to 75% of the lowest per share price paid to the public holders of Common Stock in the Going Private Transaction, or (d) if June 30, 2001 occurs and no other Subsequent Event has occurred, (x) the number of shares of Common Stock equal to the quotient of the Purchase Price divided by the June 30, 2001 Value (as hereinafter defined) and (y) the Warrant, with an exercise price per share equal to the June 30, 2001 Value.



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                  For the purposes above, (i) if the applicable per share price of the Common Stock in connection with any Sale Transaction or Going-Private Transaction is paid in any form other than cash, then the applicable per share price of the Common Stock will be as agreed to by the Company and the Registered Holder, or if such parties cannot agree, as determined by an independent third party valuation firm mutually acceptable to the parties and (ii) in the context of a Sale Transaction involving the sale or other transfer of substantially all of the assets of the Company, the per share price for the Common Stock in such transaction will be deemed to be equal to the net proceeds of such transaction to the Company available for distribution to stockholders divided by the number of shares of Common Stock outstanding on a fully-diluted basis.

                  If, as a result of the operation of clause (ii)(a), (ii)(b) or
(ii)(c) above, as applicable, the Registered Holder would receive securities in an amount that would require approval by the Company's stockholders pursuant to the rules of the Nasdaq stock market, then the securities to be received by the Registered Holder pursuant to such applicable clause shall consist of (x) securities provided for in such applicable clause, up to the maximum amount of such securities that may be received by the Registered Holder without triggering such stockholder approval requirement (with the securities that would have been received by the Registered Holder if not for the operation of this clause (x) and that, as a result of the operation of this clause (x), are not received by the Registered Holder, being referred to herein as the "Excluded Securities") plus (y) shares of a new series of preferred stock (the "New Preferred Stock") of the Company with an aggregate value at least equal to the value of the Excluded Securities and with other terms reasonably satisfactory to the Registered Holder and the Company. Such New Preferred Stock will (A) resemble shares of Common Stock as closely as is possible without triggering any such stockholder approval requirement, (B) participate with the Common Stock with respect to dividends and upon liquidation, (C) not have voting rights (except as otherwise required by law) and, (D) be convertible into shares of Common Stock on a one-for-one basis (subject to appropriate adjustments for stock splits, stock dividends and the like) in the event (but only in the event) that any necessary stockholder approval for such conversion is obtained. The number of shares of New Preferred Stock to be issued to the Registered Holder pursuant to the immediately preceding sentence will be equal to the number of shares of Common Stock that the Excluded Securities would have represented (on a fully-converted or fully-exercised basis, as applicable).

                  "SUBSEQUENT EVENT" means a Subsequent Financing, a Sale Transaction, a Going Private Transaction, or June 30, 2001.

                  "SUBSEQUENT FINANCING" means the first sale or issuance occurring following the date of the Purchase Agreement of the Company's equity securities (including, but not limited to, securities directly or indirectly convertible into, exercisable for or exchangeable for such equity securities) in a financing transaction or series of transactions, which involves an aggregate cash consideration in excess of $15,000,000, provided that a Subsequent Financing shall not include sales or issuances pursuant to (i) the Company's existing employee benefit plans, (ii) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date hereof or


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(iii) pursuant to any pending or future acquisition of another entity made by the Company.

         2. EXERCISE.

                  (a) This Equity Rights Certificate may be exercised in whole by the Registered Holder at any time during the Exercise Period by surrendering this Equity Rights Certificate (together with a written notice specifying the specific securities described in the definition of "Securities" for which this Equity Rights Certificate is being exercised, duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney), at the principal office of the Company, or at such other office or agency as the Company may designate. If such written notice of exercise is not delivered prior to the expiration of the Exercise Period, then this Equity Rights Certificate shall be deemed to have been exercised, as of the time immediately prior to the expiration of the Exercise Period, for the securities described in clause ii(d) of the definition of "Securities."

                  (b) The Company shall notify the Registered Holder of the definitive terms of any proposed Subsequent Event as soon as such terms are agreed upon or as soon as reasonably practicable thereafter. The Registered Holder shall provide notice of its irrevocable election to exercise its rights referred to in Section 2(a) above within thirty (30) days of receipt of notice of such proposed Subsequent Event by the Company; provided, however, that such election may be revoked in the event that the applicable Subsequent Event fails to close within a reasonable time following the delivery of such notice of election by the Registered Holder. The failure of either party to deliver the notices set forth above shall not impair the Registered Holder's right to exercise this Equity Rights Certificate during the Exercise Period for any of the securities described in the definition of "Securities," which it is otherwise eligible to receive.

                  (c) The exercise of this Equity Rights Certificate shall be deemed to have been exercised immediately prior to the close of business on the day on which this Equity Rights Certificate shall have been surrendered to the Company as provided in Section 2(a) above (or immediately prior to the close of business on the day this Equity Rights Certificate is otherwise deemed to be exercised as provided in Section 2(a), as applicable). At such time (or thereafter immediately upon termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable), the person or persons in whose name or names any securities shall be issuable upon such exercise as provided in Section 2(d) below shall be deemed to have acquired such securities and to have become the record owner of such securities.

                  (d) As soon as practicable after the exercise of this Equity Rights Certificate, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, a certificate or certificates (or other documents, as appropriate) representing the securities to which such Registered Holder shall be entitled.



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         3. OTHER ADJUSTMENTS.

                  (a) STOCK DIVIDENDS, SPLITS, COMBINATIONS, RECLASSIFICATION, ETC. With respect to any exercise for which the Registered Holder has elected to receive the securities described in clause (i) of the definition of "Securities," in the event that the Company shall, at any time on or after the date of the Purchase Agreement and prior to such exercise, (i) pay a dividend or make a distribution on its Common Stock, (ii) subdivide shares of its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Registered Holder, in lieu of any shares of Common Stock which the Registered Holder would otherwise be entitled to receive upon such exercise, shall be entitled to receive the aggregate number and kind of shares which, if this Equity Rights Certificate had been exercised immediately prior to such event, the Registered Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification.

                  (b) With respect to any exercise for which the Registered Holder has elected to receive the securities described in clause (i) of the definition of "Securities," in case of any reclassification or change of the outstanding securities of the Company or of any merger, reorganization or consolidation of the Company (other than a Sale Transaction), causing an adjustment in accordance with Section 4 below) or any similar corporate reorganization, occurring at any time on or after the date of the Purchase Agreement and prior to such exercise, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of any shares of Common Stock otherwise receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Equity Rights Certificate immediately prior thereto, all subject to further adjustment as provided in paragraph (a); and in each such case, the terms of this Section 3 shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Equity Rights Certificate after such consummation.

                  (c) When any adjustment is required to be made pursuant to this Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth the Securities or other property receivable upon exercise of this Equity Rights Certificate in a case in which the Registered Holder elects to receive the securities described in clause (i) of the definition of "Securities" after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         4. SALE TRANSACTION. Simultaneous with the closing of a Sale Transaction prior to the exercise of this Equity Rights Certificate or the expiration of the Exercise Period, as applicable, as a result of which the stockholders of the Company receive cash, stock or other property in respect of their shares of Common Stock, the surviving entity



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or acquiring entity, as applicable, will, at the closing of such Sale
Transaction, assume the obligations of the Company hereunder and this Equity Rights Certificate will thereafter (during the remainder of the Exercise Period) be exercisable, at the sole election of the Registered Holder, either (a) for the securities described in clause (i) of the definition of "Securities" or (b) the securities described in clause (ii)(b) of the definition of "Securities;" provided, however, that, in lieu of any shares of Common Stock to be received upon such exercise, the Registered Holder shall receive the cash, stock or other property that such Registered Holder would have been entitled to receive as a result of such Sale Transaction in respect of such shares of Common Stock if the Registered Holder owned such shares of Common Stock at the time of such Sale Transaction. The Company shall deliver to the Registered Holder notice of the Sale Transaction no less than thirty (30) business days before the date scheduled for closing of the Sale Transaction.

         5. TRANSFERS. Neither this Equity Rights Certificate nor any securities purchased upon exercise of this Equity Rights Certificate may be transferred unless either (i) such transfer is registered under the Securities Act of 1933 (the "SECURITIES ACT") and any applicable state securities or blue sky laws or
(ii) the transfer is exempt from the prospectus delivery and registration requirements of the Securities Act and any applicable state securities or blue sky laws. If a Registered Holder wishes to transfer such securities pursuant to
(ii) above and in the good faith determination of the General Counsel (and/or outside counsel) of the Company, there is a reasonable basis for the belief that such transfer would require registration under the Securities Act and/or any applicable state securities or blue sky laws, the Company may require that the Registered Holder furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act and any applicable state securities or blue sky laws. Upon any transfer of all or a portion of the Equity Rights Certificate in compliance with this Section 5, the transferee shall be deemed a Registered Holder.

         6. LEGEND. A legend setting forth or referring to the above restrictions shall be placed on this Equity Rights Certificate, any replacement hereof and any certificate representing a security issued pursuant to the exercise hereof, and a stop transfer restriction or order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred; provided, however, that such legend shall not be required and a stop transfer restriction order shall not placed if (i) in the opinion of counsel to the Registered Holder (reasonably satisfactory to the Company) registration of any future transfer is not required by the applicable provisions of the Securities Act, (ii) the Company shall have waived the requirements of such legends or (iii) the transfer of such security shall be made in compliance with the requirements of Rule 144(k).

         7. REGISTERED HOLDER ITS OWNER. Except as provided in Section 5 hereto, the Company may deem and treat the Registered Holder of this Equity Rights Certificate as the absolute owner hereof for all purposes regardless of any notice to the contrary.



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         8. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Equity Rights Certificate, but will (subject to Section 16 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Equity Rights Certificate against impairment.

         9. NOTICES OF CERTAIN TRANSACTIONS. In case:

                  (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Equity Rights Certificate) for the purpose of entitling or enabling them to receive any dividend or other distribution other than as described in Section 3, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

                  (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                  (d) of any redemption of the Common Stock,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Equity Rights Certificate a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

         10. RESERVATION OF STOCK; TAXES. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Equity Rights Certificate, such shares of Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Equity Rights Certificate.



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The Company covenants that all Common Stock that may be issued upon the exercise of rights represented by this Equity Rights Certificate or upon exercise of the Warrant, if applicable, will, upon exercise, be fully paid and nonassessable and free from all taxes, liens and chargers in respect of the issue (other than taxes in respect of any transfer occurring contemporaneously with such issue.) The Company shall pay all taxes and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and deliver of the certificates representing Common Stock issued hereunder or issuable upon exercise of the Warrant, if applicable.

         11. EXCHANGE OF EQUITY RIGHTS CERTIFICATE. Upon the surrender by the Registered Holder of this Equity Rights Certificate, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company's expense, a new Equity Rights Certificate of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number and type of securities called for in the Equity Rights Certificate so surrendered.

         12. REPLACEMENT OF EQUITY RIGHTS CERTIFICATE. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Equity Rights Certificate and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Equity Rights Certificate, the Company will issue, in lieu thereof, a new Equity Rights Certificate of like tenor.

         13. MAILING OF NOTICES. Any notice required or permitted pursuant to this Equity Rights Certificate shall be in writing and shall be deemed sufficient (i) immediately when delivered personally or by facsimile, (ii) twenty (20) hours after being deposited with an overnight courier service (e.g. Federal Express) for next day delivery, or (iii) forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed as follows:

                  If to the Registered Holder

                  Capital Z Partners
                  54 Thompson Street
                  New York, NY 10012
                  Fax:  (212) 965-2301
                  Attention:



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                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court - Suite 1300
                  Dallas, Texas 75201
                  Fax:  (214) 746-7777
                  Attention:  R. Jay Tabor, Esq.

                  If to the Company:

                  LendingTree
                  11115 Rushmore Drive
                  Charlotte, NC 28277
                  Fax:  (704) 541-1824
                  Attention:  CEO

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, NY 10036
                  Fax:  (212) 735-2000
                  Attention:  David Goldschmidt, Esq.

         Each of the foregoing parties shall be entitled to specify a different address by giving five (5) days' advance written notice as aforesaid to the other parties.

         14. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Equity Rights Certificate, the Registered Holder of this Equity Rights Certificate shall not have or exercise any rights by virtue hereof as a stockholder of the Company; and except as otherwise provided herein, no dividend or interest shall be payable or shall accrue in respect of this Equity Rights Certificate or any Common Stock that may be issued upon exercise of this Equity Rights Certificate unless and until this Equity Rights Certificate shall be exercised.

         15. NO FRACTIONAL SHARES. No fractional shares of any Common Stock that may be issued upon exercise of this Equity Rights Certificate will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of the Company's Common Stock on the trading day immediately prior to the date of exercise or, if the Common Stock is not then traded on any national securities exchange or automated quotation system, the fair market value of one share of Common Stock as determined in good faith by the Company's Board of Directors.



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         16. AMENDMENT OR WAIVER. This Equity Rights Certificate or any
provision thereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         17. HEADINGS. The headings in this Equity Rights Certificate are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Equity Rights Certificate.

         18. GOVERNING LAW. THIS EQUITY RIGHTS CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         19. SUCCESSORS AND ASSIGNS. This Equity Rights Certificate shall be binding upon the Company and inure to the benefit of the Registered Holder and its successors and assigns.



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         IN WITNESS WHEREOF, the Company has executed this Equity Rights
Certificate as of the date first written above.



                                               LendingTree, Inc.



                                               By:
                                               Name:
                                               Title: